UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 25, 2016

SKECHERS U.S.A., INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14429	95-4376145
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

228 Manhattan Beach Boulevard, Manhattan Beach, California		90266
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 318-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

Skechers U.S.A., Inc. (the “Company”) held its Annual Meeting of Stockholders on May 25, 2016. At the Annual Meeting, 346,764,829 votes were present in person or by proxy, which represented 90.0% of the total outstanding eligible votes. The Company’s stockholders elected three directors to the Company’s Board of Directors at the Annual Meeting, and voted on two additional proposals at the Annual Meeting, as more fully described below.

Proposal No. 1 — Election of Directors

The stockholders elected three director nominees who were nominated by the Board of Directors to serve as directors of the Company for three-year terms expiring at the annual meeting of stockholders to be held in 2019 and until their respective successors are duly elected and qualified or until their death, resignation or removal. The following sets forth the results of the voting with respect to each nominee:

Director Nominee	Votes For	Withheld
Michael Greenberg	340,654,846	6,109,983
David Weinberg	335,438,617	11,326,212
Jeffrey Greenberg	344,942,362	310,524

Proposal No. 2 – Proposal to Approve the Amended 2006 Annual Incentive Compensation Plan

The stockholders voted for this proposal approving the Company’s 2006 Annual Incentive Compensation Plan, as amended. There were 344,942,362 votes, or 99.5% of the total number of votes cast, for this proposal, with 1,511,943 votes against it and 310,524 votes abstaining.

Proposal No. 3 – Stockholder Proposal Requesting Report from Board of Directors regarding Gender and Racial Diversity on the Board

The stockholders voted against approval of this proposal requesting a report from the Company’s Board of Directors regarding gender and racial diversity on the Board. There were 278,346,154 votes, or 80.3% of the total number of votes cast, against this proposal, with 35,587,011 votes for it and 32,825,619 votes abstaining.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKECHERS U.S.A., INC.

May 25, 2016	By:	Philip Paccione

Name: Philip Paccione
Title: Corporate Secretary